                               POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by VAALCO
Energy, Inc. (the "Company"), the undersigned hereby constitutes and appoints each of Michael G. Silver and Michael C. Haden, or either of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

1.  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the
    "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

2.  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of the Company, Forms 3, 4 and 5
    (and any amendments thereto) in accordance with Section 16(a) of the
    Exchange Act, and the rules thereunder;

3.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3,
    4 or 5, complete and execute any amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority, including without limitation any documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the
    SEC; and

4.  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
    fact may approve in the discretion of such attorney-in-fact. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Company assuming, any of the undersigned's responsibilities to comply with the Exchange
Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this  31st day of January 2022.

                                                          /s/ Fabrice Nze-Bekale
                                                          ----------------------
                                                              Fabrice Nze-Bekale